Exhibit 99.1

Eliokem International

SAS and Subsidiaries

Consolidated Financial Statements

as of December 31, 2009 and 2008 and for the three years

Ended December 31, 2009.

Independent Auditors’ Report

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2009 AND 2008 AND FOR THE THREE YEARS ENDED DECEMBER 31, 2009:

Balance Sheets	2

Statements of Income	3

Statements of Shareholders’ Equity	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–27

INDEPENDENT AUDITORS’ REPORT

To the President du Directoire of Eliokem International SAS

Eliokem International SAS

14, avenue des Tropiques

Z.A. de Courtaboeuf 2

Villejust

91955 Courtaboeuf Cedex

We have audited the accompanying balance sheets of Eliokem International SAS and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity, and cash flows for the three years ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2009 and 2008, and the results of its operations and its cash flows for the three years ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & ASSOCIES

/s/ Deloitte & Associes

Neuilly-sur-Seine, France

July 12, 2010

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND 2008

(Euros in thousands)

	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	€16,864	€10,801
Accounts receivable — less allowance for doubtful accounts of €805 and €811 respectively	22,631	21,964

Inventories (Note 3)	23,263	26,283
Deferred income taxes (Note 9)	4,186	3,451

Other	4,620	4,969

Total current assets	71,564	67,468

PROPERTY, PLANT, AND EQUIPMENT (Note 4):
Property, plant, and equipment	90,281	84,966
Accumulated depreciation	(21,026)	(14,413)

Property, plant, and equipment — net	69,255	70,553

OTHER ASSETS:
Goodwill (Note 5)	35,966	36,026
Other intangible assets — net (Note 5)	21,059	24,023
Deferred loan costs — net of accumulated amortization of €1,102 and €772, respectively	1,429	1,774
Other	349	1,246

Total other assets	58,803	63,069

TOTAL	€199,622	€201,090

	2009	2008

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of debt (Note 7)	€13,685	€7,504
Accounts payable	10,667	11,717
Accrued expenses (Note 6) and other current liabilities (Note 11)	13,199	15,439

Total current liabilities	37,551	34,660

LONG-TERM LIABILITIES:
Debt — less current portion (Note 7)	129,675	134,500
Deferred income taxes (Note 9)	13,972	14,047
Pension obligations (Note 12)	5,763	6,136
Other	253	735

Total long-term liabilities	149,663	155,418

SHAREHOLDERS’ EQUITY (Note 10):
Capital stock and paid-in capital	16,132	16,049
Retained earnings	2,576	1,715
Accumulated other comprehensive income (loss)	(6,300)	(6,752)

Total shareholders’ equity	12,408	11,012

TOTAL	€199,622	€201,090

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(Euros in thousands)

	2009	2008	2007

SALES LESS FREIGHT	€164,353	€194,973	€166,406

OTHER COSTS OF SALES (including charge of €375 in 2008 for purchase accounting step up adjustment)	123,037	155,238	129,808

GROSS PROFIT	41,316	39,735	36,598

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	25,158	27,120	25,446

INCOME BEFORE INCOME TAXES AND OTHER INCOME (EXPENSE)	16,158	12,615	11,152

OTHER INCOME (EXPENSE):
Interest expense	(12,421)	(12,435)	(11,339)
Restructuring costs (Note 6)	(3,389)
Foreign currency — net	1,420	(4,649)	6,525
Miscellaneous income / (loss)		(334)

Other income (expense) — net	(14,391)	(17,418)	(4,814)

INCOME (LOSS) BEFORE INCOME TAXES	1,767	(4,803)	6,338

PROVISION FOR INCOME TAXES (Note 9)	906	(2,758)	1,759

NET INCOME (LOSS)	€861	€(2,045)	€4,579

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(Euros in thousands, except share amounts)

	Bonds Reimbursible in Shares		Capital Stock		Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Units	Amount	Shares	Amount	Amount
BALANCE — January 1, 2007	300,000	€301	12,900,000	€12,900	€282	€(819)	€(1,952)	€10,712
Comprehensive income:
Net income						4,579		4,579
Adjustment in value		3						3
Paid-in capital increase/(decrease)					80			80
Pension plans’ funded status adjustment — net of €78 of taxes (Note 13)							155	155
Interest rate swap							(428)	(428)
Foreign currency translation adjustment							(1,191)	(1,191)

Comprehensive income								3,198

BALANCE — December 31, 2007	300,000	304	12,900,000	12,900	362	3,760	(3,416)	13,910
Issuance of common shares			2,400,000	2,400				2,400
Comprehensive income:
Net income						(2,045)		(2,045)
Adjustment in value		3						3
Paid-in capital increase/(decrease)					80			80
Pension plans’ funded status adjustment — net of €96 of taxes (Note 13)							(192)	(192)
Interest rate swap							(1,761)	(1,761)
Foreign currency hedge							369	369
Foreign currency translation adjustment							(1,752)	(1,752)

Comprehensive income								(5,298)

BALANCE — December 31, 2008	300,000	€307	15,300,000	€15,300	€442	€1,715	€(6,752)	€11,012

Comprehensive income:
Net income						861		861
Adjustment in value		3						3
Paid-in capital increase/(decrease)					80			80
Pension plans’ funded status adjustment — net of €138 of taxes (Note 12)							277	277
Interest rate swap							802	802
Foreign currency hedge							(215)	(215)
Foreign currency translation adjustment							(412)	(412)

Comprehensive income								1,396

BALANCE — December 31, 2009	300,000	€310	15,300,000	€15,300	€522	€2,576	€(6,300)	€12,408

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(Euros in thousands)

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	€861	€(2,045)	€4,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,994	7,417	6,549
Amortization of intangible assets	2,632	2,511	2,414
Noncash interest expense	5,258	4,792	4,077
Noncash compensation expense	80	80	80
(Gain)/loss on sale of property		334
Unrealized exchange (gain)/loss on dollar denominated debt	(2,577)	4,370	(7,633)
Deferred income taxes	(539)	(4,316)	842
Changes in operating assets and liabilities - net of effect of acquisition of a business in 2008:
Accounts receivable	(997)	10,217	164
Inventory	2,889	3,233	279
Other assets	1,214	(1,892)	(2,329)
Accounts payable	(988)	(20,760)	301
Accrued and other liabilities	(1,959)	1,538	1,892

Net cash provided by operating activities	12,868	5,478	11,215

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of property		3,047
Purchase of a business, including acquisition costs - net of cash acquired		(17,230)
Investment in the construction of a manufacturing facility	(1,934)	(2,767)
Capital expenditures	(4,083)	(4,702)	(7,350)

Net cash used in investing activities	(6,017)	(21,652)	(7,350)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of shares		2,400
Issuance of bonds		5,600
Advance on capital expenditure facility		12,500
Borrowings under revolving facilities	3,000	3,095	2,500
Payments made on debt	(3,416)	(3,252)	(6,149)

Net cash provided by/(used in) financing activities	(416)	20,343	(3,649)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(373)	(308)	(1,209)

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,062	3,861	(993)

CASH AND CASH EQUIVALENTS — Beginning of year	10,801	6,940	7,933

CASH AND CASH EQUIVALENTS — End of year	€16,863	€10,801	€6,940

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the year for income taxes	€(68)	€2,128	€2,927

Cash paid during the year for interest	€9,700	€6,770	€5,579

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY:
Decrease in negative fair value of interest rate swap contract — net of taxes (Note 7)	€(802)	€1,761	€428

Capital expenditures in accounts payable	€1,136	€635	€1,486

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

1.	DESCRIPTION OF BUSINESS

Description of Business — Eliokem International SAS (“International”) and its wholly owned subsidiaries (collectively, “Eliokem” or the “Company”) manufacture resins, elastomeric modifiers and antioxidants for the specialty chemicals market throughout the world. These materials are used in a broad range of applications and industries including the production of paints and coatings, electrographic toners, thermoplastic compounds, and rubber and latex articles. Eliokem is headquartered in Villejust, France and its principal manufacturing facilities are located in Le Havre, France; Akron, Ohio; Ningbo, China; and Valia, India. Eliokem has five state of the art technical centers located in Villejust, France; Akron, Ohio; Singapore; Valia, India; and Shanghai, China that support the manufacturing facilities and serve as customer technical service centers.

Business and Credit Concentrations — Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash and cash equivalents, mostly composed of deposits, are maintained with a number of major financial institutions in each of the regions that the Company operates. Credit risk from the ordinary course of trade activities is managed by the regional business units applicable to where the receivables are located. The Company performs ongoing credit evaluation of its customers. As of balance sheet date, none of its customers’ individual exposure exceeds 5% of the Company’s global position.

Acquisition — On February 15, 2008, the Company acquired the Polymer Division of Apar Industries in India for a cash payment of €19,311 and the assumption of €13,802 of the Sellers liabilities. The acquisition, including €1,167 of transaction costs, was funded with €2,400 of additional equity, €5,600 of additional convertible bonds, €12,500 drawn on the capex facility, and working capital. Subsequent to the acquisition, the Seller made a €3,251 payment to the Company for a purchase price adjustment related to working capital targets. This payment reduced the purchase price and the proceeds were used to fund the initial working capital needs of the acquired operation.

The acquisition includes a plant located in Valia, a prominent petrochemical region in the Western state of Gujarat, about 400 km North of Mumbai. The Polymer Division is the sole Indian manufacturer of nitrile rubber and has a strong leadership position in India. Its products offer excellent mechanical properties (abrasion and tear resistance) as well as exceptional chemical, oil and fuel resistance. End-use applications for this nitrile rubber include automotive parts and industrial goods such as rice rollers, hoses or shoe soles.

In accordance with the purchase method of accounting, the €17,230 cost of this operation (including acquisition costs) has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. Accordingly, amounts recorded for the transaction at February 15, 2008 were as follows:

Cash and cash equivalents	€
Accounts receivable		7,191
Inventories		7,993
Property, plant, and equipment		12,266
Goodwill		0
Customer relationships		437
Other intangible assets		2,119
Other assets		1,026

Total assets acquired		31,032

Accounts payable and other liabilities		13,802

Liabilities assumed		13,802

Net assets acquired		€17,230

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation — The consolidated financial statements of Eliokem International SAS, reported in Euros, have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the accounts of all majority-owned companies in which the Company has operating control. The Company has no investment in joint venture that would need to be accounted for under the equity method. All significant intercompany balances and transactions are eliminated in consolidation.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure, if any, of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the preparation of these Consolidated Financial Statements, estimates and assumptions have been made by management including the selection of useful lives of tangible and intangible assets, expected future cash flows from generating units to support impairment tests, income tax valuation allowances, provisions for legal disputes and assessment of the profitability of occurrence of hedged transactions. Actual results could differ from those estimates.

Cash Equivalents — Cash equivalents represent short-term, highly liquid investments that are readily convertible to known amounts of cash. Only investments with original maturities of three months or less are considered cash equivalents. The Company’s cash and cash equivalent deposits in the United States are held by 2 major banks and the balances will often exceed federal insurance limits.

Accounts Receivable Allowances — The Company provides allowances for losses estimated to be incurred on existing trade accounts receivable. The allowances are based on historical collection experience and specific identification. Credit limits, ongoing credit evaluations and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.

Inventories — Inventories are valued at the lower of average cost or market. Provision for potentially obsolete or slow-moving inventory (if any) is made based on management’s analysis of inventory levels and future sales forecasts.

Property, Plant, and Equipment — Property, plant, and equipment is stated at cost. Additions, renewals and betterments are capitalized and maintenance and repair costs are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are 40 years for buildings and improvements and 3 to 12 years for machinery and equipment. Leasehold improvements are amortized over the shorter of their useful life or the remaining lease term.

The Company assesses the potential impairment of its property upon the occurrence of triggering events indicative of potential impairment by determining whether the carrying value of the property can be recovered through projected, undiscounted cash flows from future operations over the property’s remaining estimated useful life. Any impairment recognized is the amount by which the carrying amount exceeds the fair value of the asset.

Deferred Loan Costs — Deferred loan costs are amortized using the effective interest method over the terms of the related loans. Amortization of loan costs is recognized as interest expense.

Intangible Assets — Intangible assets consist of identifiable intangibles (trademarks, patents, and customer relationships) and goodwill. Under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles - Goodwill and Other (formerly Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets), goodwill and other intangible assets, which have an indefinite useful life, are not amortized but required to be tested for impairment at least annually. The impairment test for goodwill involves: (1) identifying reporting units, (2) determining the carrying value of each reporting unit by assigning assets and liabilities, including existing goodwill and intangible assets, to those reporting units, and (3) determining the fair value of each reporting unit. If the carrying value of any reporting unit exceeds its fair value, then the amount of any goodwill impairment will be determined through a fair value analysis of each of the assigned assets (excluding goodwill) and liabilities. The impairment test for other intangible assets that have an indefinite useful life consists of a comparison of the fair value of the asset with its carrying value. The Company’s annual impairment test is performed as of its fiscal year end.

The Company assesses the recoverability of its amortizable intangible assets upon the occurrence of triggering events indicative of potential impairment by determining whether the amortization over their remaining life can be recovered through projected, undiscounted cash flows from future operations.

Intangible assets subject to amortization consist of the following:

Patents	6 years
Trademarks	23 years
Customer relationships	8 years
Other Intangibles	4 to 10 years

Derivative Financial Instruments — The Company uses derivative financial instruments in the form of foreign currency forward exchange contracts and interest rate swap contracts to manage foreign currency and interest rate risks. The Company does not intend to trade these contracts.

Open speculative positions are not entered into. Derivatives (foreign exchange forward and swap contracts) are accounted for in accordance with FASB ASC 815, Accounting for Derivative instruments and Hedging Activities (formerly SFAS No. 133, Accounting for Derivative instruments and Hedging Activities), as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. If the derivative is designed as a cash flow hedge, the effective portions of the changes in the fair value of the derivative instrument are recorded in other comprehensive income in the consolidated balance sheet until the hedged item affects earning, and ineffective or excluded portions of changes in the fair value are recognized in the consolidated statements of operations as they arise. If the derivative instrument is terminated or settled prior to the expected maturity or realization of the underlying hedged item or if the hedging relationship is otherwise terminated, hedge accounting is discontinued prospectively.

All derivatives are recognized as either assets or liabilities in the consolidated balance sheet at fair value.

Equity Based Compensation — The Company has an equity based employee compensation plan, which is described more fully in Note 10. The Company accounts for this plan under the recognition and measurement principles of FASB ASC 718, Compensation – Stock Compensation (formerly SFAS No. 123, Accounting for Stock-Based Compensation), and accordingly, measures compensation expense under the plan based on the estimated fair value of the awards on the grant dates and amortizes the expense over the options’ vesting periods.

Foreign Currency Translation — Assets and liabilities of subsidiaries operating outside of France with a functional currency other than the Euro are translated into Euros using exchange rates at the end of the respective period. Sales, cost of sales and expenses are translated at average exchange rates effective during the respective period. Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income. Foreign currency transaction gains and losses are included in the results of operations in the period incurred.

Revenue Recognition — The Company recognizes revenue when title and risk of loss have passed to the customer, which generally occurs at the time of shipment to or receipt by the customer depending on the specific sales terms. Sales are recorded net of discounts, rebates and returns.

Research and Development — Research and development costs are expensed when incurred and totaled €5,136, €5,591 and €5,474 in 2009, 2008 and 2007, respectively.

Income Taxes — The Company and its subsidiaries are subject to federal income taxes in the countries in which they are organized. Current and deferred taxes are computed based upon each company’s book and taxable income (loss). Deferred income taxes are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of various assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some or all of a deferred tax asset will not be realized.

French income taxes and foreign withholding taxes are not provided on the undistributed earnings of foreign subsidiaries which are considered to be indefinitely reinvested in the operations of such subsidiaries. The amount of these earnings was approximately €7.5, €5.4 and €2.5 million at December 31, 2009, 2008 and 2007, respectively.

The Company has not taken any significant, uncertain tax positions and consequently no liability for such matter is recorded in the Company financial statements in accordance with FASB, ASC 740 Income Taxes (formerly Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109).

Asset Retirement Obligations — The Company accounts for asset retirement obligations in accordance with FASB ASC 410, Asset Retirement and Environmental Obligation (formerly SFAS No. 143, Accounting for Asset Retirement Obligations, and Interpretation No. 47 of the Financial Accounting Standards Board (“FIN No. 47”), Accounting for Conditional Asset-Retirement Obligations — an interpretation of FASB Statement No. 143). FASB ASC 410 requires the recognition of a liability for the fair value of a legal obligation to perform asset-retirement obligations (“AROs”) that are conditional on a future event if the amount can be reasonably estimated. The Company has identified AROs related to certain of its leased facilities and to asbestos remediation activities that may be required in the future. The Company records liabilities for AROs at the time they are identified and when they reasonably can be estimated. However, due to the long-term, productive nature of the Company’s manufacturing operations, absent plans to initiate asset retirement activities, the Company is unable to reasonably estimate the fair value of such asbestos remediation liabilities since the potential settlement dates cannot be determined at this time.

Defined Benefit Pension Plans — In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), which is codified primarily in FASB ASC 715. FASB ASC 715 requires an employer to recognize a plan’s funded status in its statement of financial position, measure a plan’s assets and obligations as of the end of the employer’s fiscal year and recognize the changes in a plan’s funded status in comprehensive income in the year in which the changes occur. FASB ASC 715’s requirement to recognize a plan’s funded status and the new disclosure requirements were effective for the Company as of December 31, 2008. The requirement to measure plan assets and benefit obligations as of the date of the Company’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Currently, the Company measures plan assets and benefit obligations as of the date of its fiscal year end. The Company adopted the provisions of FASB ASC 715 on December 31, 2007.

Comprehensive Income — The term “comprehensive income” represents the change in shareholders’ equity of the Company from transactions and other events and circumstances resulting from non-shareholder sources. The Company’s accumulated comprehensive income includes its net income plus or minus the effect of changes in the pension plans’ funded status and foreign currency translation adjustments, net of the effect of income taxes. These items are recorded directly in shareholders’ equity and are not included in net income.

Recently Adopted Accounting Pronouncements — In 2009, the Company adopted FASB Accounting Standards Update (ASU) 2009-01, Topic 105 – Generally Accepted Accounting Principles, (ASU 2009-01). This pronouncement establishes the ASC as the source of authoritative accounting principles recognized by the FASB to be used by non governmental entities in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. Adoption of ASU 2009-01 did not have a material effect on our consolidated financial statements.

In 2009, the Company adopted SFAS No. 165, Subsequent Events, which is codified primarily in ASC. SFAS No. 165 provides guidance on management’s assessment of subsequent events and incorporates this guidance into accounting literature. The implementation of this pronouncement did not have a material effect on our consolidated financial statements. The Company has evaluated subsequent events through July 1, the date the consolidated financial statements were available for issuance.

3.	INVENTORIES

Inventories at December 31, 2009 and 2008 are comprised of the following:

Description	2009	2008

Raw materials	€6,602	€6,891
Work-in-process	690	841
Finished goods	16,737	20,009

Total	24,029	27,741

Excess and obsolete inventory reserve	(766)	(1,458)

Inventory — net	€23,263	€26,283

4.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 2009 and 2008 are comprised of the following:

Description	2009	2008

Land	€7,790	€6,018
Buildings and improvements	12,119	11,785
Leasehold improvements	565	590
Machinery and equipment	58,075	54,690
Computer software and hardware	2,215	2,004
Research and development equipment	323	340
Office equipment	1,475	1,327
Construction in process	7,718	8,212

Total	90,281	84,966

Accumulated depreciation	(21,026)	(14,413)

Property, plant, and equipment — net	€69,255	€70,553

Construction in progress is principally composed of costs incurred in connection with installation of various equipment at the manufacturing sites to increase capacity and efficiency and to maintain compliance with regulatory requirements. Substantially all of these projects are expected to be completed in 2010 and are financed principally through working capital.

5.	INTANGIBLE ASSETS

Intangible assets subject to amortization at December 31, 2009 and 2008 consist of the following:

	2009
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(3,939)	€6,899	6 years
Trademarks	8,282	(1,063)	7,219	23 years
Customer relationships	8,615	(2,727)	5,888	8 years
Other Intangibles	1,604	(551)	1,053	3 to 9 years

Total	€29,339	€(8,280)	€21,059

	2008
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(2,717)	€8,121	7 years
Trademarks	8,572	(758)	7,814	24 years
Customer relationships	8,748	(1,907)	6,841	9 years
Other Intangibles	1,606	(359)	1,247	4 to 10 years

Total	€29,764	€(5,741)	€24,023

Information regarding the amortization expense of amortizable intangible assets is detailed below:

Actual Amortization Expense

Year ended December 31, 2007	€2,414

Year ended December 31, 2008	€2,511

Year ended December 31, 2009	€2,632

Estimated Amortization Expense
Years Ending December 31

2010	€2,643
2011	2,611
2012	2,495
2013	2,469
2014	2,469
Thereafter	8,371

Total	€21,059

The Company performed its annual impairment test of its intangible assets that have indefinite lives (goodwill) as of December 31, 2009, 2008 and 2007, and determined that no impairment exists.

The changes in the carrying amount of goodwill during the years ended December 31, 2009, 2008 and 2007 were as follows:

Balance — January 1, 2007	€35,471
Change in Goodwill, foreign currency impact	857

Balance — December 31, 2007	€36,328
Change in Goodwill, foreign currency impact	(302)

Balance — December 31, 2008	€36,026
Change in Goodwill, foreign currency impact	(60)

Balance — December 31, 2009	€35,966

6.	ACCRUED EXPENSES AND INTEREST

Accrued expenses and interest at December 31, 2009 and 2008 are comprised of the following:

Description	2009	2008

Employee compensation and benefits	€7,627	€7,800
Interest	306	1,768
Rebates	283	601
Restructuring	66
Other	3,055	2,128

Total	€11,337	€12,297

During 2009, the Company restructured its operations to reduce its operating costs and improve efficiencies. This restructuring plan was implemented on a voluntary basis and according to local social legislation, in particular in the legal framework of a “Plan de Sauvegarde pour l’Emploi” in France which related to 33 employees.

The costs of this effort are shown as a restructuring charge in the accompanying consolidated statement of income for the year ended December 31, 2009 and are principally composed of redundancy indemnities and payment of the legal notice periods.

Restructuring balance for the year ended December 31, 2009 is as follow:

Balance at January 1, 2009	€0
Restructuring charge	3,389
Cash paid	(3,323)

Balance at December 31, 2009	€66

7.	DEBT

Summary — Amounts due under debt arrangements at December 31, 2009 and 2008 are:

	2009
Company	Revolving Facilities	Term Loans	Subordinated Loan	Convertible Bonds	Other		Total

Eliokem International S.A.S.	€12,746	€41,540	€20,824	€42,165	€		€117,275
Eliokem S.A.S.	9,500						9,500
Eliokem, Inc.		15,987					15,987
Eliokem India Pvt						597	597

Total	22,246	57,528	20,824	42,165		597	143,360

Less amount due within one year	10,811	2,277				597	13,685

Balance due after 2010	€11,435	€55,251	€20,824	€42,165	€		€129,675

	2008
Company	Revolving Facilities	Term Loans	Subordinated Loan	Convertible Bonds	Other		Total

Eliokem International S.A.S.	€13,194	€44,957	€20,418	€38,332	€		€116,901
Eliokem S.A.S.	6,500						6,500
Eliokem, Inc.		17,140					17,140
Eliokem India Pvt						1,463	1,463

Total	19,694	62,097	20,418	38,332		1,463	142,004

Less amount due within one year	4,000	2,041				1,463	7,504

Balance due after 2009	€15,694	€60,056	€20,418	€38,332	€		€134,500

Required annual principal payments under the debt arrangements are:

Year	Amount

2010	€13,685
2011	6,486
2012	6,884
2013	7,026
2014	23,145
Thereafter	86,134

Total	€143,360

Revolving Facilities — Revolving facilities include a working capital revolving line of credit and a capital expenditure (capex) facility under the Company’s senior credit facility with certain financial institutions. The revolving facilities permit draws in multiple currencies.

The working capital facility provides a maximum of € 10,000 of revolving credit through October 2013. The purpose is to meet the general working capital requirements of the operating companies. Interest is variable at Euribor + 2.000% (weighted average rate of 2.481%, 7.345% and 7.009% at December 31, 2009, 2008 and 2007 respectively). The terms of the agreement require that the balance outstanding be less than the cash on hand for ten consecutive days each year. At December 31, 2009, €7,000 is outstanding under this facility.

The capex facility provided for borrowings up to € 15,000 through October 2009. Interest is variable at LIBOR (or Euribor when applicable) + 2.000% (weighted average rate of 2.254%, 5.043% and 7.025% at December 31, 2009, 2008 and 2007 respectively) and is payable quarterly. Principal is due in semiannual installments equal to one-eight ( 1/8) of the amount advanced, provided that the first installment be repaid in April 2010, up to October 2013. At December 31, 2009, €15,246 is outstanding under this facility of which $18,362 (€ 12,746) is denominated in US Dollars.

Senior Term Loans — The Company has three term loans outstanding under its senior credit facility.

Term Loan A, with an original principal amount of $22,908, is payable in varying semiannual installments through 2013. The outstanding balance at December 31, 2009 is $16,189 (€11,238). Interest is variable at LIBOR + 2.000% (weighted average rate of 2.254%, 6.108% and 7.300% at December 31, 2009, 2008 and 2007 respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan B, with an original principal amount of $34,488, is payable in its entirety in 2014. The outstanding balance at December 31, 2009 is $33,342 (€23,145). Interest is at LIBOR + 2.625% (weighted average rate of 2.879%, 5.738% and 8.220% at December 31, 2009, 2008 and 2007 respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan C, with an original principal amount of $34,488, is payable in its entirety in 2015. The outstanding balance at December 31, 2009 is $33,342 (€23,145). Interest is at LIBOR + 3.125% (weighted average rate of 3.379%, 6.238% and 8.720% at December 31, 2009, 2008 and 2007 respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Subordinated Loan — The Subordinated Loan has a face value of $25,174. The loan is payable in its entirety on October 10, 2016, the repayment of which is subordinate to the senior term loans and the revolving facilities. Interest is at LIBOR + 10.000% (10.254%, 14.108% and 15.175% at December 31, 2009, 2008 and 2007 respectively). A portion of the interest, equal to 5.500%, is accrued each period, added to the outstanding principal balance and is due at maturity. The remaining interest payments may be made monthly, quarterly or semiannually at the Company’s option. At December 31, 2009, the recorded balance of the loan is $29,999 (€20,824), which is comprised of the outstanding principal balance of $25,174 (€17,475), plus accrued interest of $4,825 (€3,350).

Convertible Bonds — The Company issued 26,040,000 Convertible Bonds with a face value of €26,040 which were subscribed by the majority shareholder or related third parties. Interest at 10.000% is accrued each period, added to the outstanding principal balance and is due at maturity (January 10, 2016) or at the date of change of control of the Company. Principal and accrued interest are payable in cash. The Bonds are convertible into shares at the ratio of 7 bonds into 1 common share. In 2008, a further 5,712,000 bonds were issued to fund the acquisition of the operation in India. At December 31, 2009, the recorded balance of the bonds is €42,165, which is comprised of the face value of €31,752, plus accrued interest of €10,413.

Other Debt — The Company has various lines of credit and similar facilities to meet the working capital needs of its operations in India. The maximum borrowing under these facilities is 275 million Indian Rupees (€4,102). Interest is 9.000% and 14.000% at December 31, 2009 and 2008 respectively. Payment is due upon demand. At December 31, 2009, €597 is outstanding under these facilities.

Collateral and Restrictive Covenants — Substantially all of the Company’s assets serve as collateral for the repayment of the Company’s obligations under the senior credit facility. The revolving facilities, the senior term loans and the Subordinated loan are subject to certain restrictive covenants that require, among other things, the maintenance of specified financial ratios, limit capital expenditures and restrict the payment of distributions to the shareholders.

Interest Rate Swaps — The Company has interest rate swap agreements with certain financial institutions. These swaps are used to limit the Company’s interest rate exposure on a portion of its variable rate term loans and the Subordinated loan. The swaps effectively fix the interest rate on the outstanding variable rate balance of these loans.

At December 31, 2009, the Company held interest rate swaps with a total notional value of K$260,000. These swaps fix the Company’s interest rate exposure on its variable rate term loans and Subordinated loan as follows: weighted average fixed rate of 2.649 % on K$125,000 of debt through December 2010; weighted average fixed rate of 2.373% on K$120,000 of debt through December 2011; and weighted average fixed rate of 2.818 % on K$85,000 of debt through December 2012. The notional value of the interest rate swaps held by the Company totaled K$125,000 at December 31, 2009, K$135,000 at December 31, 2008 and K$80,000 at December 31, 2007.

The Company has determined that the interest rate swaps held by the Company during 2009, 2008 and 2007 meet the criteria for cash flow hedge accounting. Accordingly, the change in fair value of the Company’s interest rate swap contracts is recorded as a component of other comprehensive income. The fair value of the interest rate swaps (see Note 11) is included in other current liabilities in the accompanying consolidated balance sheets.

Interest Rate Floors — Interest rate floor agreements represent a series of interest rate contracts under which the Company receives cash payments each quarter that the reference LIBOR rate is below the strike rate of the agreement.

In November 2006, the Company purchased an interest rate floor agreement with a notional amount of $40,000 and a strike rate of LIBOR 4.21%, payable quarterly beginning in December 2007 through December 2009. In May 2007, the Company purchased another interest rate floor agreement with a notional amount of $40,000 and a strike rate of LIBOR 4.83%, payable quarterly beginning in December 2007 through December 2009. The fair value of these interest rate floors is included in other current assets at December 31, 2007. In February and March, 2008, the Company sold their interest in the interest rate floor agreements for € 2,040. In June 2008, the Company purchased an additional floor agreement with a notional amount of $80,000 and a strike rate of Libor 3%. This contract was sold in October, 2008 for €370.

Hedge of Foreign Currency Exposure on Debt — The Company is exposed to currency fluctuations between the cash flow generated by the operations in India denominated in Indian rupees and the underlying debt used to finance the purchase which is denominated in US dollars. In May, 2008, the Company entered into foreign currency forward contracts to minimize the impact of fluctuations between the US dollar and the Indian rupee. The Company has contracts that fix the exchange rate for 27 million rupees per calendar quarter into US dollars at rates ranging from 42.4 to 44.1 rupees per dollar through March 2011. The fair value of these forward contracts (see Note 11) is included in other current assets in the accompanying consolidated balance sheets.

Because the hedge is an effective cash flow hedge, the change in its fair value is recorded as a component of other comprehensive income and has no impact on the Company’s reported net income. The fair value of the foreign currency forward contracts is included in other current assets in the accompanying consolidated balance sheets.

8.	LEASE COMMITMENTS

In December, 2008 the Company sold the headquarters facility in Villejust, France for €3,048. The sale included both the land and the building which houses offices and the European Technical Center. In conjunction with the sale, the Company entered into a lease agreement for the facility for 9 years at €305 per year.

The Company also leases office space, equipment and vehicles. Future minimum rental payments under all operating leases with initial or remaining non cancelable terms in excess of one year as of December 31, 2009 are as follows:

Year	Amount

2010	€934
2011	658
2012	395
2013	316
2014	306
Thereafter	890

Total	€3,499

The Company’s rent expense in 2009, 2008 and 2007 totaled €1,360, €1,154 and €799 respectively. There is no financial lease.

9.	INCOME TAXES

Information regarding the income tax provision (benefit) by taxing jurisdiction for the years ended December 31, 2009, 2008 and 2007 is as follows:

Description	2009	2008	2007

France	€(120)	€(3,542)	€1,537
United States	916	1,452	74
China	315	78	148
India	(205)	(746)

Total	€906	€(2,758)	€1,759

The income tax provision (benefit) for the years ended December 31, 2009, 2008 and 2007 consists of the following:

Description	2009	2008		2007

Current:
France	€441	€		€1,004
United States	1,131		1,218	1,717
China	303		132	141
India	105

Total current	1,980		1,350	2,862

Deferred:
France	(561)		(3,553)	(930)
United States	(215)		275	(180)
China	13		(57)	7
India	425		(1,635)
Valuation allowance *	(736)		862
Total deferred	(1,074)		(4,108)	(1,103)

Total	€906		€(2,758)	€1,759

*	Cancellation of Indian valuation allowance of KInr55,301 constituted in 2008 and fully recovered in 2009 (net impact of foreign rate of K€126)

The Company’s income tax provision, as shown in the accompanying consolidated statement of income, differs from the amounts that would be obtained by using the federal statutory income tax rate, principally due to the effect the following:

Description	2009	2008	2007

Income / (loss) before income taxes	€1,767	€(4,803)	€6,338

Tax at normative rate (33.33%)	589	(1,601)	2,112
Other
Non deductible interests	1,200	667	479
India deferred tax assets recognition	(736)	862
Permanent difference India		(338)
France tax research credit	(486)	(483)	(492)
Subsidiaries at different rate	(360)	(59)	(270)
Forex to CTA	197	(1,207)
Miscellaneous	502	(599)	(70)

Expected income tax provision / (benefit)	€906	€(2,758)	€1,759

Actual income tax provision / (benefit)	€906	€(2,758)	€1,759

The components of the Company’s deferred tax assets and liabilities at December 31, 2009 and 2008 are as follows:

Description	2009	2008

Current deferred income tax asset (liability):
Employee compensation and benefits	€251	€349
Inventory	(31)	(67)
Net operating loss carryforwards	3,660	2,864
Other	306	305

Total	€4,186	€3,451

Noncurrent deferred income tax (asset) liability:
Depreciation and amortization	€15,333	€15,782
Financial instruments (warrants and hedging activities)	(495)	(931)
Employee retirement benefits	(1,902)	(2,057)
Other	1,036	1,253

Total	€13,972	€14,047

The Company operates in several taxing jurisdictions and is subject to examination by foreign and domestic taxing authorities. The Company’s income tax positions are based on research and interpretations of the income tax laws and rulings in each of the jurisdictions in which the Company does business. Due to the subjectivity of interpretations of laws and rulings in each jurisdiction, the Company’s estimates of income tax liabilities may differ from actual payments or assessments. With few exceptions, the Company no longer is subject to federal, state and local or foreign tax examinations for years before 2005.

The Company includes penalties and interest resulting from income tax liabilities in its consolidated income tax provision, when applicable. No significant penalties or interest were incurred during the years ended December 31, 2009, 2008 and 2007.

10.	CAPITAL STOCK AND MANAGEMENT WARRANTS

Common Units — The Company has 15,300,000 authorized common shares with a par value of €1 per share, all of which were outstanding at December 31, 2009. All of the shares have voting rights.

Management Warrants — During 2006, certain executives and key employees of the Company were granted warrants for the right to purchase shares as specified in the warrant agreements. Unless terminated earlier, the warrants expire ten years from the date of issue. The fair value of the warrant awards when they were issued in 2006 was determined using the following assumptions: risk free interest rate of 3.700%, expected option life equal to three years and no expected volatility or dividend yield.

A summary of the status of the Company’s management warrant plan as of December 31, 2009, and changes during the year then ended is provided below:

Description	Units	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding — January 1, 2007	2,640,000	€1.27	10 years
Purchased
Exercised
Forfeited

Outstanding — December 31, 2007	2,640,000	€1.27	9 years
Purchased
Exercised
Forfeited

Outstanding — December 31, 2008	2,640,000	€1.27	8 years
Purchased
Exercised
Forfeited

Outstanding — December 31, 2009	2,640,000	€1.27	7 years

Exercisable — end of year	0

Non-cash option compensation expense recognized in the accompanying consolidated statements of income during the years ended December 31, 2009 and 2008, totaled €80 and €80, respectively. As of December 31, 2009, there was no additional unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Company’s management warrant plan.

Bonds Reimbursable in Common Shares – The Bonds reimbursable in common shares have a €300 face value. 300,000 Bonds reimbursable in common shares were issued and subscribed by a related third party. Interest at 1.000% is accrued each year, added to the outstanding principal balance and is due at maturity (October 10, 2021) or at the date of a change of control of the Company. Principal and interest are payable in cash. The Bonds are convertible into common shares at a ratio of 1 bond into 1 common share.

11.	FAIR VALUE OF FINANCIAL INSTRUMENTS

For its assets and liabilities that are measured at fair value on a recurring basis, the Company is required to classify and disclose the assets and liabilities based upon the lowest level of input that is significant to the measurement of their fair values. The classifications are based upon the fair value hierarchy specified in ACS Topic 820, Fair Value Measurements and Disclosures, and are based upon the reliability of the inputs used to determine fair value. Level 1 inputs represent quoted prices from active markets for identical assets or liabilities. Level 2 inputs represent quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable for the asset or liability. The following table sets forth, by level within the fair value hierarchy, a summary of the Company’s assets and liabilities that were measured at fair value at December 31, 2009 and 2008:

		2009		2008
	Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	1	€16,864	€16,864	€10,801	€10,801
Foreign currency forward contracts	2	153	153	553	553
Interest rate swap	2

Total		€17,017	€17,017	€11,354	€11,354

Liabilities:
Foreign currency forward contracts	2
Interest rate swap	2	1,862	1,862	3,142	3,142

Total		€1,862	€1,862	€3,142	€3,142

The fair value of cash and cash equivalents equals their redemption value due to their short-term nature. The fair values of the interest rate swaps are obtained from counterparty quotes, which use discounted cash flows and the then-applicable forward interest rates, and the fair values of the forward currency forward contracts are obtained from counterparty quotes based on current market activity. Additional details regarding the foreign currency forward contracts and interest rate swaps is provided in Note 7.

The carrying value of the Company’s accounts receivable, accounts payable and accrued liabilities approximates their fair value at December 31, 2009 and 2008 due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair values of its revolving, term and Subordinated loans approximates their carrying amounts at December 31, 2009 and 2008 because the interest rates on the debt are reset on a frequent basis and reflect current market rates

12.	EMPLOYEE BENEFIT PLANS

Defined Contribution Plans — The Company has defined contribution 401(k) profit sharing plans that cover substantially all of its eligible salary and hourly employees in Akron, Ohio. Participants may contribute between 1% and 15% of their compensation to the plan. The Company matches 100% of participant contributions up to the first 6% of compensation. Expense recognized by the Company during 2009, 2008 and 2007 for contributions to the profit sharing plans was €186, €206 and €182 respectively.

Defined Benefit Plans — The Company sponsors noncontributory defined benefit pension plans which cover substantially all its employees in France. Employees are paid benefits at retirement using formulas based upon years of service and compensation rates near retirement. The Company’s funding policy is to contribute amounts to satisfy local regulations.

The Company also sponsors noncontributory defined benefit plans which cover substantially all its employees in India. Employees are paid benefits under certain circumstances and at retirement using formulas based upon years of service and compensation rates. The Company’s funding policy is to contribute amounts to satisfy local regulations.

The benefit obligations, fair value of plan assets, and funded status of the plans was as follows at December 31, 2009 and 2008:

Description	2009	2008

Accumulated benefit obligation	€4,601	€4,919

Projected benefit obligation	€5,875	€6,267

Fair value of the plans’ assets	(112)	(131)

Funded status	€5,763	€6,136

The change in the projected benefit obligations and assets of the plans for 2009 and 2008, and the amounts recognized in the accompanying consolidated balance sheet as of December 31, 2009 and 2008 were as follows:

	2009		2008
Change in Projected Benefit Obligations of the Plans:

Projected benefit obligation at the beginning of the year		€6,036		€5,661
Projected benefit obligation at the beginning of the year for the acquired companies		€225		€131
Service cost		997		282
Interest cost		289		305
Actuarial (gain) loss		49		552
Plan amendments		(226)
Settlements/curtailments		(737)
Benefits paid		(758)		(664)

Projected benefit obligation at the end of the year		5,875		6,267

Change in the Plans’ Assets:
Fair value of the plans’ assets at the beginning of the year	€		€
Actual return on the plans’ assets		133		123
Company contributions		737		673
Benefits paid		(758)		(664)

Fair value of the Plans’ assets at the end of the year		112		132

Funded Status of the Plans		€(5,763)		€(6,135)

Net Amounts Recognized in the Consolidated Balance Sheet:
Accrued expenses and other current liabilities		(969)		(1,205)
Long-term pension obligations		(4,793)		(4,931)

Funded Status of the Plans		€(5,763)		€(6,136)

The net periodic pension cost of the Company’s defined benefit pension plans consists of the following for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Service cost — benefits earned during the period	€981	€267	€294
Interest cost on projected benefit obligations	270	293	246
Expected return on the plans’ assets
Amortization of prior service costs	(8)	(8)	(17)
Recognized net actuarial loss (gain)	243	269	160
Settlement/curtailment loss (gain)	(737)

Net periodic pension cost	€749	€821	€683

The amount of the actuarial net loss and prior service cost recognized in accumulated other comprehensive income (loss) related to the Company’s defined benefit pension plans are comprised of the following:

	Actuarial Net Loss	Prior Service Cost	Total
Balance — January 1, 2007	€1	€(1,547)	€(1,546)

Adjustment to recognize changes in actuarial assumptions:
Pretax	515	(283)	232
Tax (provision) benefit	(173)	94	(79)

Total	343	(189)	154

Balance — December 31, 2007	344	(1,736)	(1,392)

Adjustment to recognize changes in actuarial assumptions:
Pretax	(478)	189	(289)
Tax (provision) benefit	159	(63)	96

Total	(319)	126	(193)

Balance — December 31, 2008	25	(1,610)	(1,585)

Adjustment to recognize changes in actuarial assumptions:
Pretax	(77)	492	415
Tax (provision) benefit	26	(164)	(138)

Total	(51)	328	277

Balance — December 31, 2009	€(26)	€(1,282)	€(1,308)

Amount expected to be recognized as a component of net periodic pension cost in 2010	€465	€172	€637

The Company amortizes actuarial gains and losses, as well as the effects of changes in actuarial assumptions and plan provisions, over the average remaining service period of participating employees expected to receive benefits under the plans.

The Company’s weighted-average actuarial assumptions used to determine its benefit obligations at December 31, 2009 and 2008 for its defined benefit pension plans were as follows:

	2009		2008		2007
	France	India	France	India	France
Discount rate	5.0%	8.25%	5.5%	6.5%	5.5%
Rate of compensation increase	3.0%	6.50%	3.0%	6.0%	3.0%

The Company’s weighted-average assumptions used to determine net periodic pension cost for 2009, 2008 and 2007 were as follows:

	2009		2008		2007
	France	India	France	India	France
Discount rate	5.0%	8.25%	5.5%	6.5%	5.5%
Expected long-term rate of return on plan assets	n.a	8.25%	n.a	6.5%	n.a
Rate of compensation increase	3.0%	6.5%	3.0%	6.0%	3.0%

The Company expects to contribute €721 to its defined benefit pension plan in 2010 and the following benefit payments, which reflect expected future service, as appropriate, are expected to be made from the plans:

2010	€721
2011	173
2012	197
2013	161
2014	493
Years 2015–2018	2,540

13.	CONTINGENCIES

Lawsuits and claims may be filed from time to time against the Company in the ordinary course of business. Management of the Company is of the opinion that the outcome of such matters will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity. The Company is subject to a wide variety of environmental laws that continue to be adopted and amended, including the requirement to perform certain restoration activities in France and other Company locations if operations were terminated. At this time, management has no plans to terminate such operations. Therefore, the ultimate extent of the Company’s liability for pending or potential fines, penalties, remedial costs, claims and litigation relating to environmental laws and health and safety matters and future capital expenditures that may be associated with environmental laws cannot be determined at this time. Management, with the assistance of outside environmental consultants, continually assesses the Company’s environmental contingencies. Management of the Company is of the opinion that the outcome of such matters will not have a material, adverse effect on the Company’s financial condition, results of operations or liquidity.

14.	SUBSEQUENT EVENT

On January 28, 2010, the board of directors of the Company has decided to remove M. Philippe Carabin from his functions of President - Chief Executive Officer of the Company. M. Philippe Carabin has ceased any functions in the Company on June 21, 2010.

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